AMENDED AND RESTATED

TRUST AGREEMENT

between

KEY CONSUMER RECEIVABLES LLC

as Depositor

and

The Bank of New York (Delaware)

as Owner Trustee

Dated as of December 1, 2006

ARTICLE I

Definitions and Usage

ARTICLE II

Organization

SECTION 2.01.

Name

1

SECTION 2.02.

Office

1

SECTION 2.03.

Purposes and Powers

1

SECTION 2.04.

Appointment of Owner Trustee

2

SECTION 2.05.

Initial Capital Contribution of Trust Estate

2

SECTION 2.06.

Declaration of Trust

2

SECTION 2.07.

[Reserved]

3

SECTION 2.08.

Title to Trust Property; Situs of Trust

3

SECTION 2.09.

Representations and Warranties of the Depositor

3

SECTION 2.10.

Federal Income Tax Allocations

4

SECTION 2.11.

Covenants and Restrictions on Conduct of Business

4

ARTICLE III

Trust Certificate and Transfer of Interests

SECTION 3.01.

Initial Beneficial Ownership

5

SECTION 3.02.

The Trust Certificate

6

SECTION 3.03.

Authentication of Trust Certificate

6

SECTION 3.04.

Registration of Transfer and Exchange of Trust Certificate

6

SECTION 3.05.

Mutilated, Destroyed, Lost or Stolen Trust Certificate

7

SECTION 3.06.

Persons Deemed Owners

7

SECTION 3.07.

[Reserved].

8

SECTION 3.08.

Maintenance of Office or Agency

8

SECTION 3.09.

Appointment of Certificate Paying Agent

8

SECTION 3.10.

Restrictions on Transfers of the Trust Certificate

9

ARTICLE IV

Actions by Owner Trustee

SECTION 4.01.

Prior Notice with Respect to Certain Matters

10

SECTION 4.02.

Action by Certificateholder with Respect to Certain Matters

13

SECTION 4.03.

Action by Certificateholder with Respect to Bankruptcy

13

SECTION 4.04.

Restrictions on Certificateholder’s Power

13

ARTICLE V

Application of Trust Funds; Certain Duties

SECTION 5.01.

Application of Trust Funds

13

SECTION 5.02.

Method of Payment

14

SECTION 5.03.

No Segregation of Moneys; No Interest

14

SECTION 5.04.

Accounting and Reports to the Noteholders, Certificateholder, the

Internal Revenue Service and Others

14

SECTION 5.05.

Signature on Returns; Tax Matters Partner

15

ARTICLE VI

Authority and Duties of Owner Trustee

SECTION 6.01.

General Authority

15

SECTION 6.02.

General Duties

15

SECTION 6.03.

Action Upon Instruction

16

SECTION 6.04.

No Duties Except as Specified in this Trust Agreement, the Sale and Servicing Agreement, or in Instructions

17

SECTION 6.05.

No Action Except Under Specified Documents or Instructions

17

SECTION 6.06.

Restrictions

17

ARTICLE VII

Concerning the Owner Trustee

SECTION 7.01.

Acceptance of Trusts and Duties

17

SECTION 7.02.

Furnishing of Documents

19

SECTION 7.03.

Representations and Warranties

19

SECTION 7.04.

Reliance; Advice of Counsel

19

SECTION 7.05.

Not Acting in Individual Capacity

20

SECTION 7.06.

Owner Trustee Not Liable for Trust Certificate or Financed

Student Loans

20

SECTION 7.07.

Owner Trustee May Not Own Trust Certificate and May Own

Notes

20

ARTICLE VIII

Compensation of Owner Trustee

SECTION 8.01.

Owner Trustee’s Fees and Expenses

21

SECTION 8.02.

Payments to the Owner Trustee

21

ARTICLE IX

Termination of Trust Agreement

SECTION 9.01.

Termination of Trust Agreement

21

ARTICLE X

Successor Owner Trustees and Additional Owner Trustees

SECTION 10.01.

Eligibility Requirements for Owner Trustee

22

SECTION 10.02.

Resignation or Removal of Owner Trustee

22

SECTION 10.03.

Successor Owner Trustee

23

SECTION 10.04.

Merger or Consolidation of Owner Trustee

24

SECTION 10.05.

Appointment of Co-Owner Trustee or Separate Owner Trustee

24

ARTICLE XI

Miscellaneous

SECTION 11.01.

Supplements and Amendments

25

SECTION 11.02.

No Legal Title to Trust Estate in Certificateholder

26

SECTION 11.03.

Limitations on Rights of Others

27

SECTION 11.04.

Notices

27

SECTION 11.05.

Severability

27

SECTION 11.06.

Separate Counterparts

27

SECTION 11.07.

Successors and Assigns

27

SECTION 11.08.

No Petition

27

SECTION 11.09.

No Recourse

28

SECTION 11.10.

Headings

28

SECTION 11.11.

Governing Law

28

ARTICLE XII

Compliance with Regulation AB

SECTION 12.01.

Intent of the Parties; Reasonableness

28

EXHIBIT A

Form of Trust Certificate

EXHIBIT B

Form of Transferor Letter

EXHIBIT C-1

Form of Non-Rule 144A Transferee Letter

EXHIBIT C-2

Form of Rule 144A Transferee Letter

AMENDED AND RESTATED TRUST AGREEMENT (the “Trust Agreement”) dated as of December 1, 2006 , between KEY CONSUMER RECEIVABLES LLC , a Delaware limited liability company , as Depositor (the “Depositor”), and The Bank of New York (Delaware), a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”), amending and restating that certain trust agreement (the “Original Trust Agreement”) dated as of October 26, 2006 between the parties hereto.

WHEREAS, the Original Trust Agreement was entered into as of October 26, 2006; and

WHEREAS, the Original Trust Agreement is hereby amended and restated in its entirety as of December 1, 2006 in order to make such changes and modifications as are set forth herein.

NOW, THEREFORE, the Depositor and the Owner Trustee hereby amend and restate the Original Trust Agreement and otherwise agree as follows:

ARTICLE I

Definitions and Usage

Capitalized terms used but not defined herein are defined in Appendix A to the Sale and Servicing Agreement, which also contains rules as to construction and usage that shall be applicable herein.

ARTICLE II

Organization

SECTION 2.01.

Name.  The Trust created under the Original Trust Agreement and continued hereby shall be known as “KeyCorp Student Loan Trust 2006-A” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.  The Trust shall constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “Statutory Trust Act” or the “Delaware Statutory Trust Act”).

SECTION 2.02.

Office.  The office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Administrator, the Depositor, and, if different, the holder of the Trust Certificate.

SECTION 2.03.

Purposes and Powers.  The purpose of the Trust is to, and the Trust shall have the power and authority to and is hereby authorized to, engage in the following activities:

(i)

to issue the Notes pursuant to the Indenture and the Trust Certificate pursuant to this Trust Agreement and to sell the Notes in one or more transactions;

(ii)

with the proceeds of the sale of the Notes, to purchase the Financed Student Loans;

(iii)

to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the holder of the Trust Certificate pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)

to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi)

subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the holder of the Trust Certificate, the holders of the Notes and the others specified in Section 5.05 of the Sale and Servicing Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Basic Documents.

SECTION 2.04.

Appointment of Owner Trustee.  The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.05.

Initial Capital Contribution of Trust Estate.  Pursuant to the Original Trust Agreement, the Depositor has sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $10.00.  The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Accounts.  The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

SECTION 2.06.

Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Trust Estate upon and subject to the conditions set forth herein for the use and benefit of the holder of the Trust Certificate, subject to the obligations of the Trust under the other Basic Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Trust Agreement constitute the governing instrument of such trust.  It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a disregarded entity, with the Trust being owned by the Certificateholder.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes.  Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.  The Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware on October 26, 2006 ..

SECTION 2.07.

[Reserved]

SECTION 2.08.

Title to Trust Property; Situs of Trust.  (a)  Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that, legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

(b)

Neither the Depositor nor any subsequent holder of the Trust Certificate shall have legal title to any part of the Trust Estate.  No transfer by operation of law or otherwise of any interest of the Depositor nor any subsequent holder of the Trust Certificate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

(c)

The Trust will be located in the State of Delaware.  All bank accounts maintained by the Administrator in the name of the Owner Trustee, Eligible Lender Trustee or the Indenture Trustee, as applicable, on behalf of the Trust, shall be located only in the States of Delaware, Ohio or New York.  The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware, Ohio or New York, and payments will be made by the Trust only from Delaware, Ohio or New York.  The principal place of business of the Trust will be at the Corporate Trust Office of the Owner Trustee.

SECTION 2.09.

Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

(a)

The Depositor is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware , with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)

The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with respect to legal title to the Financed Student Loans, with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or with respect to legal title to the Financed Student Loans, to the Eligible Lender Trustee on behalf of the Trust) by all necessary limited liability company action; and the execution, delivery and performance of this Trust Agreement has been duly authorized by the Depositor by all necessary limited liability company action.

(c)

This Trust Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

(d)

The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement and the other organizational documents of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

SECTION 2.10.

Federal Income Tax Allocations.  Net income of the Trust for any Collection Period as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholder.

SECTION 2.11.

Covenants and Restrictions on Conduct of Business.  (a)  The Trust shall abide by the following restrictions:

(i)

other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

(ii)

other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

(iii)

the Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Basic Documents and related documentation; and

(iv)

the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Basic Documents and related documentation.

(b)

The Trust shall:

(i)

maintain books and records separate from any other person or entity;

(ii)

maintain its office and bank accounts separate from any other person or entity;

(iii)

not commingle its assets with those of any other person or entity;

(iv)

conduct its own business in its own name and use stationery or other business forms under its own name and not that of any Noteholder or any Affiliate;

(v)

other than as contemplated by Section 8.01, the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

(vi)

observe all formalities required under the Delaware Statutory Trust Act;

(vii)

not guarantee or become obligated for the debts of any other person or entity;

(viii)

not hold out its credit as being available to satisfy the obligation of any other person or entity;

(ix)

not acquire the obligations or securities of its Noteholders or its Affiliates;

(x)

other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

(xi)

other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

(xii)

hold itself out as a separate entity from each Noteholder and not conduct any business in the name of any Noteholder;

(xiii)

correct any known misunderstanding regarding its separate identity;

(xiv)

not identify itself as a division of any other person or entity; and

(xv)

except as required or specifically provided in the Trust Agreement, the Trust will conduct business with the Noteholders or any Affiliate thereof on an arm’s-length basis.

(c)

So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 2.11 without the prior written consent of each Rating Agency, in addition to the requirements under Section 11.01.

ARTICLE III

Trust Certificate and Transfer of Interests

SECTION 3.01.

Initial Beneficial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificate, the Depositor shall be the sole beneficial owner of the Trust.   The Depositor hereby names KBNA as its designated Affiliate and hereby directs the Owner Trustee to issue the Trust Certificate in KBNA’s  name.  After the issuance of the Trust Certificate, KBNA, as the initial Certificateholder will be the sole beneficial owner of the Trust.

SECTION 3.02.

The Trust Certificate.  The Trust Certificate shall be issued as a single, physical, full registered certificate, substantially in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, upon the order of the Depositor to the Owner Trustee concurrently with the initial sale and assignment to the Trust of the Financed Student Loans.  The Trust Certificate shall represent the entire beneficial ownership interest in the assets of the Trust, subject to the debt represented by the Notes.  The initial Trust Certificate and each Trust Certificate issued in exchange or upon transfer therefor shall be manually executed by an Authorized Officer of the Owner Trustee.  Any Trust Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificate or did not hold such offices at the date of authentication and delivery of such Trust Certificate.  The initial holder of the Trust Certificate shall be the Depositor or its designated Affiliate.

A transferee of the Trust Certificate shall be the “holder of the Trust Certificate” for all purposes hereunder, and shall be entitled to the rights and be subject to the obligations of the holder of the Trust Certificate hereunder, upon such transferee’s acceptance of the Trust Certificate duly registered in such transferee’s name pursuant to Section 3.04 below.

SECTION 3.03.

Authentication of Trust Certificate.  Concurrently with the initial sale of the Financed Student Loans to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Trust Certificate to be executed on behalf of the Trust, authenticated and delivered without further action by the Depositor.  No Trust Certificate shall entitle its holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or Deutsche Bank Trust Company Americas, as the Trust’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder.  Each Trust Certificate shall be dated the date of its authentication.  After the initial issuance of the Trust Certificate as set forth in the first sentence of this Section 3.03, no further Trust Certificate shall be issued except pursuant to Section 3.04, 3.05 or 3.10 hereunder.

SECTION 3.04.

Registration of Transfer and Exchange of Trust Certificate.  The Certificate Registrar shall keep or cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Trust Certificate and of transfers and exchanges of the Trust Certificate as herein provided.  The Owner Trustee shall be the initial Certificate Registrar.

Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as the Trust’s authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, a new Trust Certificate dated the date of authentication by the Owner Trustee or any authenticating agent.  At any one time, only one Trust Certificate, representing 100% of all the Trust Certificates, shall be issued and outstanding, and there shall be only a single beneficial owner of such Trust Certificate, who also shall be the holder of such Trust Certificate.

Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder of the Trust Certificate or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in Security Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.  Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of a Trust Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Trust Certificate.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of a Trust Certificate for a period of five Business Days preceding any Distribution Date with respect to such Trust Certificate.

SECTION 3.05.

Mutilated, Destroyed, Lost or Stolen Trust Certificate.  If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or any authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate.  In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

SECTION 3.06.

Persons Deemed Owners.  Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.  Initially, the Certificate Registrar shall register the Depositor as the sole holder of the Trust Certificate in the Certificate Register.

SECTION 3.07.

[Reserved].

SECTION 3.08.

Maintenance of Office or Agency.  The Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Trust Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Trust Certificate and the other Basic Documents may be served.  The Trust initially designates as its New York office the Authenticating Agent’s office located at 60 Wall Street, 26th Floor, New York, New York 10005, Attention: Corporate Trust Administration.  The Owner Trustee shall give prompt written notice to the Administrator, the Depositor and to the holder of the Trust Certificate (if different) of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.09.

Appointment of Certificate Paying Agent.  The Certificate Paying Agent shall make distributions to the holder of the Trust Certificate from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to Section 5.01 and shall report the amounts of such distributions to the Owner Trustee.  Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above.  The Owner Trustee may revoke such power and remove the Certificate Paying Agent, if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect.  The Certificate Paying Agent shall initially be Deutsche Bank Trust Company Americas, and any co-paying agent chosen by the Owner Trustee, and acceptable to the Administrator (which consent shall not be unreasonably withheld). Deutsche Bank Trust Company Americas shall be permitted to resign as Certificate Paying Agent upon 30 days’ written notice to the Administrator.  In the event that Deutsche Bank Trust Company Americas shall no longer be the Certificate Paying Agent, it shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company).  Deutsche Bank Trust Company Americas shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by it to execute and deliver to it an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with it that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the holder of the Trust Certificate in trust for the benefit of the holder of the Trust Certificate entitled thereto until such sums shall be paid to such holder of the Trust Certificate.  The Certificate Paying Agent shall return all unclaimed funds to the Deutsche Bank Trust Company Americas and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to Deutsche Bank Trust Company Americas.  The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 shall apply to Deutsche Bank Trust Company Americas also in its role as Certificate Paying Agent, for so long as it shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.  Any reference in this Trust Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.10.

Restrictions on Transfers of the Trust Certificate.  (a)  The Trust Certificate may be transferred by the Depositor or its designated Affiliate to any other Affiliate thereof, without any requirement to provide any officer’s certificates or legal opinions that would otherwise be required if such proposed transfer was being made to a Person who is not an Affiliate of the Depositor or its designated Affiliate.

(b)

Except as provided above, the Trust Certificate shall not be sold, pledged, transferred or assigned except as provided below.

(i)

The Trust Certificate has not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law.  No transfer, sale, pledge or other disposition of the Trust Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  In the event that a transfer is to be made without registration or qualification, the Owner Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, in writing the facts surrounding the transfer.  Such certifications shall be substantially in the forms of Exhibits B and C-1 or C-2 hereto, respectively.  In the event that such a transfer is to be made within two years from the date of the initial issuance of the Trust Certificate pursuant hereto (other than a transfer as to which the proposed transferee has provided a certificate in the form of Exhibit C-2), the Owner Trustee in its sole discretion, may require that there shall also be delivered to the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, at the expense of the transferor, an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws.  Any such opinion of counsel shall not be an expense of the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor.  None of the Depositor, the Administrator nor the Owner Trustee is obligated to register or qualify the Trust Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Trust Certificate without registration or qualification.  Any such holder of the Trust Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

(ii)

No transfer of the Trust Certificate will be registered by the Owner Trustee or the Certificate Registrar unless the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor receives a representation from the proposed transferee of the Trust Certificate, substantially in the form of Exhibit C-1 or C-2, as the case may be, that such transferee is not acquiring the Trust Certificate directly or indirectly for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement subject to Title I of ERISA and/or Section 4975 of the Code (a “Benefit Plan”).  If any proposed transferee shall become a holder of the Trust Certificate in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as holder of the Trust Certificate, retroactive to the date of registration of such transfer of the Trust Certificate.  Neither the Owner Trustee nor the Certificate Registrar shall have any liability to any person for any registration or transfer of the Trust Certificate that is not permitted or for making any payments due on the Trust Certificate to the holder or taking any other action with respect to such holder under this Agreement.  Any proposed transferee who becomes a holder of the Trust Certificate shall agree to indemnify the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor against any loss, damage or penalty incurred as a result of the transfer of the Trust Certificate to such purposed transferee in violation of such restrictions.

(iii)

The prospective transferee shall be aware that the Trust Certificate shall bear legends referring to the restrictions contained in sub-clauses (i) and (ii) above and by its acceptance of the Trust Certificate agrees to abide by such restrictions.

(iv)

The prospective transferee shall deliver an opinion of counsel addressed to the Owner Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, to the effect that, (A) as a matter of Federal income tax law, such prospective transferee is permitted to accept the transfer of the Trust Certificate, (B) such transfer or pledge would not jeopardize the tax treatment of the Trust, (C) such transfer or pledge would not subject the Trust to an entity-level tax, (D) such transfer or pledge would not jeopardize the status of the Notes as debt for all purposes, and (E) such pledge or transfer would not cause the Trust to be treated, for federal income tax purposes, as an association or a publicly traded partnership taxable as a corporation.

(v)

No pledge or transfer of the Trust Certificate shall be effective unless such purchase or transfer is to a single beneficial owner who shall be the registered holder of the Trust Certificate.

ARTICLE IV

Actions by Owner Trustee

SECTION 4.01.

Prior Notice with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action and the holder of the Trust Certificate shall not direct the Owner Trustee to take any action, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the holder of the Trust Certificate in writing of the proposed action and the holder of the Trust Certificate shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the holder of the Trust Certificate has withheld consent or provided alternative direction:

(a)

the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

(b)

the election by the Trust to file an amendment to the Certificate of Trust;

(c)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any holder of the Group I or Group II Notes is required;

(d)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any holder of the Notes is not required and such amendment materially adversely affects the interest of the holder of the Trust Certificate;

(e)

the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the holder of the Trust Certificate;

(f)

the appointment pursuant to this Trust Agreement of a successor Certificate Registrar, or the consent to the assignment by the Certificate Paying Agent or Certificate Registrar of its obligations under this Trust Agreement;

(g)

the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

(h)

the consent to the calling or waiver of any default of any Basic Document;

(i)

the consent to the assignment by the Indenture Trustee, the Master Servicer, the Administrator or the Seller of their respective obligations under any Basic Document;

(j)

except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust, in whole or in part;

(k)

the merger or consolidation of the Trust with or into any other entity, or, except as contemplated by the Sale and Servicing Agreement and the Indenture, the conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(l)

the causing of the Trust to incur, assume or guaranty any indebtedness other than the Notes, as set forth in this Agreement;

(m)

doing any act that conflicts with any other Basic Document;

(n)

doing any act which would make it impossible to carry on the ordinary business of the Trust;

(o)

confessing a judgment against the Trust;

(p)

possessing Trust assets, or assigning the Trust’s right to property, for other than a Trust purpose;

(q)

changing the Trust’s purpose and powers from those set forth in this Agreement; or

(r)

cause the Trust to lend any funds to any entity, unless permitted in this Trust Agreement or the Basic Documents.

In addition, the Trust shall not commingle its assets with those of the Depositor and shall maintain its financial and accounting books and records separate from those of any other entity.  Except as expressly set forth herein, the Trust shall pay its indebtedness and operating expenses from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person.  The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and any of its Affiliates.  This Agreement and the Basic Documents shall be the only agreements among the parties hereto with respect to the creation, operation and termination of the Trust.  For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Depositor.  The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

The Owner Trustee shall not have the power, except upon the direction of the holder of the Trust Certificate and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Master Servicer, the Administrator or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust’s creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any (ii) through (viii) above, a “Bankruptcy Action”).  So long as the Indenture remains in effect, neither the Depositor, nor, if different, holder of the Trust Certificate shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

In considering whether to take any Bankruptcy Action relating to the Trust, the Owner Trustee shall consider the interests of the Noteholders in addition to the interests of the Trust and whether the Trust is insolvent.  The Owner Trustee shall have no duty to take any Bankruptcy Action relating to the Trust if the Owner Trustee shall not have been furnished (at the expense of the Person that requested that such letter be furnished to the Owner Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent.  The Owner Trustee shall not be personally liable to any holder of the Trust Certificate on account of the Owner Trustee’s good faith reliance on the provisions of this Section and no holder of the Trust Certificate shall have claim for breach of fiduciary duty or otherwise against the Owner Trustee for determining not to take any such Bankruptcy Action.

The provisions of this Section do not constitute an acknowledgment or admission by the Trust, the Owner Trustee, any holder of the Trust Certificate or any creditor of the Trust that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

SECTION 4.02.

Action by Certificateholder with Respect to Certain Matters.  The Owner Trustee (and, with respect to legal title of the Financed Student Loans, the Eligible Lender Trustee) shall not have the power, except upon the direction of the holder of the Trust Certificate and as expressly provided in the Basic Documents, to sell the Financed Student Loans after the termination of the Indenture.  The Owner Trustee (and, with respect to legal title of the Financed Student Loans, the Eligible Lender Trustee) shall take the actions referred to in the preceding sentence only upon written instructions signed by the holder of the Trust Certificate.

SECTION 4.03.

Action by Certificateholder with Respect to Bankruptcy.  Subject to Section 4.01, the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior consent and approval of the holder of the Trust Certificate and the Indenture Trustee, and the delivery to the Owner Trustee by the holder of the Trust Certificate of a certificate certifying that such holder of the Trust Certificate reasonably believes that the Trust is insolvent.

SECTION 4.04.

Restrictions on Certificateholder’s Power.  The holder of the Trust Certificate shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or the Owner Trustee under the Higher Education Act or this Trust Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be permitted to follow any such direction, if given.

ARTICLE V

Application of Trust Funds; Certain Duties

SECTION 5.01.

Application of Trust Funds.  (a)  On each Distribution Date and Redemption Date, the Certificate Paying Agent will distribute (or authorize the distribution of) to the holder of the Trust Certificate, amounts payable to the Certificateholder pursuant to Section 5.05(c) of the Sale and Servicing Agreement, or Sections 5.04(b) or 5.04(c) of the Indenture, as applicable, on such Distribution Date and Redemption Date.

(b)

On each Distribution Date, the Certificate Paying Agent shall send to the holder of the Trust Certificate a copy of the statement sent to the Noteholders and provided to the Owner Trustee by the Administrator pursuant to Section 5.07 of the Sale and Servicing Agreement on such Distribution Date.

(c)

In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a holder of the Trust Certificate, such tax shall reduce the amount otherwise distributable to such holder in accordance with this Section.  The Owner Trustee and the Certificate Paying Agent are hereby authorized and directed to retain (or direct the retention) from amounts otherwise distributable to the holder of the Trust Certificate sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a holder of the Trust Certificate shall be treated as cash distributed to such holder of the Trust Certificate at the time it is withheld by the Trust to be remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. holder of the Trust Certificate), the Owner Trustee and the Certificate Paying Agent in their sole discretion may (but unless otherwise required by law shall not be obligated to) withhold or direct the withholding of such amounts in accordance with this paragraph (c).  In the event that a holder of the Trust Certificate wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Certificate Paying Agent shall reasonably cooperate with such holder in making such claim so long as such holder of the Trust Certificate agrees to reimburse the Owner Trustee and the Certificate Paying Agent for any out-of-pocket expenses incurred.

SECTION 5.02.

Method of Payment.  Subject to Section 9.01(c), distributions required to be made to the holder of the Trust Certificate on any Distribution Date and Redemption Date shall be made to each such holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date and Redemption Date or, if not, by check mailed to such holder at the address of such holder appearing in the Certificate Register; provided, however, that if the Administrator or its affiliate is the Certificateholder, then any amounts to be distributed to the Certificateholder shall be released (and the Owner Trustee and the Certificate Paying Agent each hereby authorizes such release) directly from the applicable Collection Account to the Administrator, in accordance with Section 5.05(a) of the Sale and Servicing Agreement.  Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Owner Trustee or such other location specified in writing to the holder thereof.

SECTION 5.03.

No Segregation of Moneys; No Interest.  Subject to Section 5.01, moneys received by the Owner Trustee and the Certificate Paying Agent hereunder need not be segregated in any manner, except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee and the Certificate Paying Agent shall not be liable for any interest thereon.

SECTION 5.04.

Accounting and Reports to the Noteholders, Certificateholder, the Internal Revenue Service and Others.  The Owner Trustee shall deliver to the holder of the Trust Certificate such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the holder of the Trust Certificate to prepare its Federal and state income tax returns.  Consistent with the Trust’s characterization for tax purposes as a disregarded entity, no Federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust, the Administrator, the Owner Trustee, KBNA, the Depositor and, if different, the holder of the Trust Certificate receives an opinion of counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing, or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return.  In the event that the Trust is required to file tax returns, the Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. The Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the holder of the Trust Certificate at least five days before such returns are due to be filed.  Except as otherwise provided in Section 5.05, the holder of the Trust Certificate, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities.  In no event shall the holder of the Trust Certificate, the Depositor or KBNA be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the holder of the Trust Certificate’s, the Depositor’s or KBNA’s breach of its obligations under this Agreement.

SECTION 5.05.

Signature on Returns; Tax Matters Partner.  The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires the holder of the Trust Certificate, the Depositor or KBNA to sign such documents, in which case such documents shall be signed by the holder of the Trust Certificate, the Depositor or KBNA.

ARTICLE VI

Authority and Duties of Owner Trustee

SECTION 6.01.

General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes in the aggregate principal amount of $1,034,631,000 ..

In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Owner Trustee to act.

SECTION 6.02.

General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Trust Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the holder of the Trust Certificate, subject to and in accordance with the provisions of this Trust Agreement and the other Basic Documents.  Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

SECTION 6.03.

Action Upon Instruction.  (a)  Subject to Article IV, Section 7.01 and in accordance with the terms of the Basic Documents, the holder of the Trust Certificate may by written instruction direct the Owner Trustee in the management of the Trust.  Such direction may be exercised at any time by written instruction of the holder of the Trust Certificate pursuant to Article IV.

(b)

The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c)

Whenever the Owner Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Trust Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the holder of the Trust Certificate requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the holder of the Trust Certificate, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the holder of the Trust Certificate, and shall have no liability to any Person for such action or inaction.

(d)

In the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the holder of the Trust Certificate requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the holder of the Trust Certificate, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the holder of the Trust Certificate, and shall have no liability to any Person for such action or inaction.

SECTION 6.04.

No Duties Except as Specified in this Trust Agreement, the Sale and Servicing Agreement, or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement, the Sale and Servicing Agreement, or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Trust Agreement or any other Basic Document against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Trust Agreement or any other Basic Document.  The Owner Trustee agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, The Bank of New York (Delaware), in its individual capacity or as the Owner Trustee, that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.05.

No Action Except Under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

SECTION 6.06.

Restrictions.  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for Federal income tax purposes.  The holder of the Trust Certificate shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

ARTICLE VII

Concerning the Owner Trustee

SECTION 7.01.

Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Trust Agreement and the other Basic Documents.  The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)

the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

(b)

the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, from any holder of the Trust Certificate or of the Master Servicer pursuant to the Sale and Servicing Agreement;

(c)

no provision of this Trust Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)

the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any holder of the Notes or to any holder of the Trust Certificate, other than as expressly provided for herein and in the other Basic Documents;

(f)

the Owner Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Seller, the Indenture Trustee or the Master Servicer under any of the other Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement, or the other Basic Documents that are required to be performed by the Administrator under the Sale and Servicing Agreement, or the Administration Agreement, the Indenture Trustee under the Indenture or the Master Servicer under the Sale and Servicing Agreement; and

(g)

the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Basic Document, at the request, order or direction of the holder of the Trust Certificate, unless such holder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

SECTION 7.02.

Furnishing of Documents.  The Owner Trustee shall furnish to the holder of the Trust Certificate promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 7.03.

Representations and Warranties.  The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the holder of the Trust Certificate, that:

(a)

It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and having an office located within the State of Delaware.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

(c)

Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 7.04.

Reliance; Advice of Counsel.  (a)  The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it.  The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Trust Agreement or any other Basic Document.

SECTION 7.05.

Not Acting in Individual Capacity.  Except as provided in this Agreement, The Bank of New York (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.06.

Owner Trustee Not Liable for Trust Certificate or Financed Student Loans.  The recitals contained herein and in the Trust Certificate (other than the signature and countersignature of the Owner Trustee on the Trust Certificate) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Trust Certificate or any other Basic Document (other than the signature and countersignature of the Owner Trustee on the Trust Certificate) or the Notes, or of any Financed Student Loan or related documents.  The Owner Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Owner Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the holder of the Trust Certificate under this Trust Agreement or the holders of the Notes under the Indenture, including:  the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Owner Trustee on behalf of the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee, the Master Servicer or any Subservicer taken in the name of the Owner Trustee.

SECTION 7.07.

Owner Trustee May Not Own Trust Certificate and May Own Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Master Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.  The Owner Trustee may not become the holder of the Trust Certificate.

ARTICLE VIII

Compensation of Owner Trustee

SECTION 8.01.

Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive from the Administrator (on behalf of the Depositor) as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof among the Depositor , the Administrator and the Owner Trustee.  The Owner Trustee shall be entitled to be reimbursed by the Administrator (on behalf of the Depositor) , to the extent provided in such separate agreement(s), for their other reasonable expenses hereunder.

SECTION 8.02.

Payments to the Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to Section 8.01 hereof or pursuant to Section 6.04 of the Sale and Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

Termination of Trust Agreement

SECTION 9.01.

Termination of Trust Agreement.  (a)  This Trust Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon (i) the termination of the Trust pursuant to Section 9.01(c), (ii) the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of Section 3808 of the Statutory Trust Act, the Indenture, the Sale and Servicing Agreement and this Trust Agreement and (iii) the filing of a certificate of cancellation in accordance with Section 3810 of the Statutory Trust Act.  The bankruptcy, liquidation, dissolution, death or incapacity of the holder of the Trust Certificate shall not (x) operate to terminate this Trust Agreement or the Trust, nor (y) entitle such holder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)

Except as provided in Section 9.01(a), neither the Depositor nor any holder of the Trust Certificate shall be entitled to revoke or terminate the Trust.

(c)

Notice of any termination of the Trust, specifying the Distribution Date upon which the holder of the Trust Certificate shall surrender its Trust Certificate to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Owner Trustee by letter to the holder of the Trust Certificate mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to Section 9.01(b) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon which final payment of the Trust Certificate shall be made upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein specified.  The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to the holder of the Trust Certificate.  Subject to Section 3808 of the Statutory Trust Act, upon presentation and surrender of the Trust Certificate, the Certificate Paying Agent shall cause to be distributed to the holder of the Trust Certificate amounts distributable to such holder on such Distribution Date pursuant to Section 5.01.  The Trust shall dissolve upon receipt by the Owner Trustee of such notice from the Administrator given pursuant to Section 9.01(b) of the Sale and Servicing Agreement, and upon such dissolution the Administrator shall wind up the Trust in accordance with Section 3808 of the Statutory Trust Act.

In the event that the holder of the Trust Certificate shall not surrender its Trust Certificate for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the holder of the Trust Certificate to surrender its Trust Certificate for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice the Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take other reasonable and appropriate steps, to contact the holder of the Trust Certificate concerning surrender of its Trust Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement.  Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Owner Trustee to the Depositor.

Upon completion of the winding up of the Trust, the Owner Trustee, at the direction and expense of the Administrator, shall file a certificate of cancellation in accordance with the Statutory Trust Act.

ARTICLE X

Successor Owner Trustees and
Additional Owner Trustees

SECTION 10.01.

Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a corporation or association (i) satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act; (ii) being authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; and (iv) having (or having a parent which has) a rating of at least “Baa3” by Moody’s and at least “BBB” by S&P.  If the Owner Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Owner Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section or Section 3807(a) of the Delaware Statutory Trust Act, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

SECTION 10.02.

Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee meeting the eligibility requirements of Section 10.01 and Section 3807(a) of the Delaware Statutory Trust Act by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee, provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 or the requirements of Section 3807(a) of the Delaware Statutory Trust Act) and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee.  If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 10.03.

Successor Owner Trustee.  Any successor Owner Trustee, appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, statements, moneys and properties held by it under this Trust Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01 or Section 3807(a) of the Delaware Statutory Trust Act.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the holder of the Trust Certificate, the Indenture Trustee, all holders of the Notes and the Rating Agencies.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.04.

Merger or Consolidation of Owner Trustee.  Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Owner Trustee shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.01 or Section 3807(a) of the Delaware Statutory Trust Act; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Administrator.

SECTION 10.05.

Appointment of Co-Owner Trustee or Separate Owner Trustee.  Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Owner Trustee acting jointly,  shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clause (iv) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Owner Trustee;

(ii)

no trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(iii)

the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

Miscellaneous

SECTION 11.01.

Supplements and Amendments.  This Trust Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the holder of the Trust Certificate, to cure any ambiguity, to correct or supplement any provisions in this Trust Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Trust Agreement or of modifying in any manner the rights of the holders of the Notes or the holder of the Trust Certificate; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any holder of any Class of Notes or holder of the Trust Certificate.

This Trust Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, (i) with the consent of the holder of the Trust Certificate , (ii) with the consent of a majority in interest of the Group I Controlling Parties (unless any such amendment does not affect the Group I Notes or Group I Student Loans as evidenced in an Opinion of Counsel of the Depositor regarding the lack of changes to any legal rights and remedies of the Group I Noteholders, and a confirmation from each Rating Agency that such amendment will not result in a downgrading of the then current ratings of the Group I Notes) and (iii) with the consent of a majority in interest of the Group II Controlling Parties (unless any such amendment does not affect the Group II Notes or Group II Student Loans as evidenced in an Opinion of Counsel of the Depositor regarding the lack of changes to any legal rights and remedies of the Group II Noteholders, and a confirmation from each Rating Agency that such amendment will not result in a downgrading of the then current ratings of the Group II Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the holders of any Class of Notes or the holder of the Trust Certificate; provided, however, that no such amendment shall (a)  increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Group I or Group II Student Loans or distributions that shall be required to be made for the benefit of the holders of the Group I or Group II Notes or (b)  amend aforesaid percentage of the Outstanding Amount of the related Class or Classes of Notes , which are required to consent to any such amendment, without the consent of all outstanding holders of all Classes of Notes affected by such amendment and holder of the Trust Certificate.  Notwithstanding anything to the contrary contained in the Indenture, such rights of consent granted to the holders of the Notes contained in clauses (a) and (b) of this proviso shall not be exercisable by the Group I Controlling Parties on behalf of all of the Group I Noteholders or by the Group II Controlling Parties on behalf of all of the Group II Noteholders.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the holder of the Trust Certificate, the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of the holder of the Trust Certificate, the holder of any class of Notes or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the holder of the Trust Certificate provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by holder of the Trust Certificate shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Prior to the execution of any amendment to this Trust Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement.  The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Trust Agreement or otherwise.

SECTION 11.02.

No Legal Title to Trust Estate in Certificateholder.  The holder of the Trust Certificate shall not have legal title to any part of the Trust Estate.  The holder of the Trust Certificate shall be entitled to receive distributions with respect to its beneficial ownership interest therein only in accordance with Articles V and IX.  No transfer, by operation of law or otherwise, of any right, title, or interest of the holder of the Trust Certificate to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.03.

Limitations on Rights of Others.  The provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the holder of the Trust Certificate, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the holder of the Notes, and nothing in this Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.04.

Notices.  (a)  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to Key Consumer Receivables LLC, c/o KeyBank National Association, 4910 Tiedeman Road, 6th Floor, Brooklyn, Ohio 44144, Attention:  Key Education Resources, KeyCorp Student Loan Trust 2006-A (telephone: (216) 813-7738; facsimile: (216) 813-8840; e-mail: student_loans_investor_rptg@keybank.com ; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)

Any notice required or permitted to be given to a holder of the Trust Certificate shall be given by first-class mail, postage prepaid, at the address of such holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not such holder receives such notice.

SECTION 11.05.

Severability.  Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.06.

Separate Counterparts.  This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.07.

Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Owner Trustee and its successors, each holder of the Trust Certificate and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a holder of the Trust Certificate shall bind the successors and assigns of such holder.

SECTION 11.08.

No Petition.  (a)  The Depositor (nor any Affiliate of the Depositor if such Affiliate is the holder of the Trust Certificate) will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, this Trust Agreement or any of the other Basic Documents.

(b)

The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Trust Agreement, each holder of the Trust Certificate, by accepting a Trust Certificate, and the Indenture Trustee and each holder of the Notes by accepting the benefits of this Trust Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, this Trust Agreement or any of the other Basic Documents, until such time as thirteen months after payment in full of the Notes has passed.

SECTION 11.09.

No Recourse.  Each holder of the Trust Certificate by accepting a Trust Certificate acknowledges that such holder’s Trust Certificate represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Master Servicer, the Administrator, the Owner Trustee, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Trust Certificate or the other Basic Documents.

SECTION 11.10.

Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ARTICLE XII

Compliance with Regulation AB

SECTION 12.01.

Intent of the Parties; Reasonableness.  The Depositor and the Owner Trustee acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor and the Owner Trustee with the provisions of Regulation AB and related rules and regulations of the Commission.

(a)

Neither the Depositor nor the Owner Trustee shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Owner Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including any of its assignees or designees), any information reasonably necessary in the good faith determination of the Depositor, to permit the Depositor to comply with the provisions of Item 1109(a), 1109(b), 1117 and 1119 of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Depositor to be necessary in order to effect such compliance.

(b)

If so requested by the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Owner Trustee shall (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Owner Trustee and (ii) provide to the Issuer a description of such proceedings, and (iii) notify the Issuer and the Administrator in writing if the Owner Trustee shall become an affiliate of any of the Subservicer, the Master Servicer, the Eligible Lender Trustee or the Indenture Trustee.

(c)

As a condition to the succession to the Owner Trustee by any Person (i) into which the Owner Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Owner Trustee, the Owner Trustee shall provide to the Issuer and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

The Bank of New York (Delaware), as Owner Trustee
By:	/s/ Vincent E. Sampson
Name:	Vincent E. Sampson
Title:	President

KEY CONSUMER RECEIVABLES LLC, as Depositor
By:	/s/ Krista C. Neal
Name:	Krista C. Neal
Title:	Treasurer

Acknowledged, accepted, and with

respect to Section 8.01,

agreed to, as of the day and year

first above written:

KEYBANK NATIONAL ASSOCIATION, as Administrator
By:	/s/ Krista C. Neal
Name:	Krista C. Neal
Title:	Vice President

Acknowledged, accepted, and with

respect to Section 3.03, 3.04, 3.08 and 3.09,

agreed to, as of the day and year

first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Jenna Kaufman
Name:	Jenna Kaufman
Title:	Vice President

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Vice President

EXHIBIT A

TO THE TRUST AGREEMENT

[FORM OF TRUST CERTIFICATE]

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS TRUST CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE OWNER TRUSTEE, THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES.  THIS TRUST CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY PRIVATE INSURER.

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST THAT THIS CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (II) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1)-(3) AND (7) OF REGULATION D UNDER THE SECURITIES ACT) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IN BEING MADE IN RELIANCE ON REGULATION D, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS, OR (III) TO A PERSON IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE DEPOSITOR, THE ADMINISTRATOR AND THE OWNER TRUSTEE THAT: IT IS EITHER A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1)-(3) AND (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, OR THAT ITS PURCHASE OF THIS TRUST CERTIFICATE IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THAT IT IS HOLDING THIS TRUST CERTIFICATE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

NO TRANSFER OF THIS TRUST CERTIFICATE WILL BE REGISTERED UNLESS THERE IS PROVIDED A REPRESENTATION SATISFACTORY TO THE OWNER TRUSTEE THAT THIS TRUST CERTIFICATE IS NOT BEING ACQUIRED DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH A “BENEFIT PLAN”).

NUMBER: 1

KEYCORP STUDENT LOAN TRUST 2006-A

ASSET BACKED TRUST CERTIFICATE

evidencing a 100% beneficial ownership interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by Key Consumer Receivables LLC.   (This Trust Certificate does not represent an interest in or obligation of Key Consumer Receivables LLC, KeyBank National Association, the Owner Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT KEYBANK NATIONAL ASSOCIATION is the registered owner of a 100% nonassessable, fully-paid, beneficial ownership interest in the KeyCorp Student Loan Trust 2006-A (the “Trust”), a statutory trust formed under the laws of the State of Delaware by Key Consumer Receivables LLC ..  The Trust was created pursuant to a Trust Agreement dated as of October 26, 2006 , as amended and restated as of December 1, 2006 (the “Trust Agreement”), between Key Consumer Receivables LLC, a Delaware limited liability company ( the “Depositor”) and The Bank of New York (Delaware), a Delaware banking corporation. as owner trustee on behalf of the Trust (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of December 1, 2006 , among the Trust, the Owner Trustee, the Depositor , KeyBank National Association, as master servicer (the “Master Servicer”), and KeyBank National Association, as administrator (the “Administrator”); such Appendix A also contains rules as to usage that shall be applicable herein.

This Trust Certificate is the duly authorized Trust Certificate issued pursuant to the Trust Agreement (herein called the “Trust Certificate”).  Also issued under the Indenture dated as of December 1, 2006 , among the Trust, Deutsche Bank Trust Company Americas, as Indenture Trustee, Paying Agent and Note Registrar, are nine classes of notes , in the initial aggregate principal a mount of $1,034,631,000, designated as “Floating Rate Asset Backed Notes” (collectively, the “Notes”).  This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound.  The property of the Trust includes two pools of student loans (the “Financed Student Loans”), the first pool consisting of Financed Federal Loans (the “Group I Loans”) and the second pool consisting of Financed Private Loans (the “Group II Loans”) , all moneys paid thereunder on or after November 1, 2006, certain bank accounts and the proceeds thereof, certain other rights under the Trust Agreement and the Sale and Servicing Agreement, the rights of the Depositor under the Student Loan Transfer Agreement, and all proceeds of the foregoing.  The rights of the holder of the Trust Certificate to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Sale and Servicing Agreement and the Indenture.

Under the Trust Agreement, all amounts then owed to the holder of the Trust Certificate will be distributed on the twenty-seventh day of March, June, September and December (or, if such twenty-seventh day is not a Business Day, the next succeeding Business Day) (each a “Distribution Date”), commencing on March 27, 2007 to the person in whose name this Trust Certificate is registered at the close of business on the twenty-sixth day of the calendar month in which such Distribution Date occurs (the “Record Date”), pursuant to the Sale and Servicing Agreement.

Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Available Funds are subordinated to the rights of the Group I and Group II Noteholders as described in the Sale and Servicing Agreement and the Indenture.

Each holder of a Trust Certificate by its acceptance of a Trust Certificate covenants and agrees that such holder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, the Trust Agreement or any of the other Basic Documents, until such time as thirteen months after payment in full of the Notes has passed.

The Trust Certificate does not represent an obligation of, or an interest in, the Depositor , the Master Servicer, the Administrator, the Owner Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents.  In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Student Loans, all as more specifically set forth in the Sale and Servicing Agreement.  A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor , and at such other places, if any, designated by the Depositor , by any holder of the Trust Certificate upon request.

THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

KEYCORP STUDENT LOAN TRUST 2006-A
By:	The Bank of New York (Delaware), not in its individual capacity but solely as Owner Trustee,
By:

Authorized Signatory

Date:  December 7, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:

Authorized Signatory

Date:  December 7, 2006

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

______________________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee)

______________________________________________________________________________

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                                                     Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed:

*

* NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

[FORM OF TRANSFEROR LETTER]

[Date]

KeyBank National Association,

as Administrator

4910 Tiedeman Rd., 6th Floor

Brooklyn, Ohio 44144

Deutsche Bank Trust Company Americas

As Certificate Registrar

60 Wall Street, 26th Floor

New York, New York 10005

Re:

KeyCorp Student Loan Trust 2006-A ,

Asset Backed Trust Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our disposition of the above Certificate we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

Very truly yours,
[Print Name of Transferor]
By:	Authorized Officer

EXHIBIT C-1

[FORM OF TRANSFEREE LETTER (NON-RULE 144A)]

[Date]

KeyBank National Association,

as Administrator

4910 Tiedeman Rd., 6th Floor

Brooklyn, Ohio 44144

Deutsche Bank Trust Company Americas

As Certificate Registrar

60 Wall Street, 26th Floor

New York, New York 10005

Re:

KeyCorp Student Loan Trust 2006-A ,

Asset Backed Trust Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an institutional “accredited investor,” as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs , and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement (a “Benefit Plan”) which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of the Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (g) below), (f) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act, and (g) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Letter that such sale, transfer or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement relating to the Certificate.

Very truly yours,
[Print Name of Transferee]
By:
Authorized Officer

EXHIBIT C-2

[FORM OF TRANSFEREE LETTER (RULE 144A)]

[Date]

KeyBank National Association,

as Administrator

4910 Tiedeman Rd., 6th Floor

Brooklyn, Ohio 44144

Deutsche Bank Trust Company Americas

As Certificate Registrar

60 Wall Street, 26th Floor

New York, New York 10005

Re:

KeyCorp Student Loan Trust 2006-A ,

Asset Backed Trust Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement (a “Benefit Plan”) which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificate, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and further understand that the Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,
[Print Name of Transferee]
By:
Authorized Officer

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificate described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

−

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended.

−

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

−

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

−

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

−

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

−

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

−

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

−

Small Business Investment Company.  The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

−

Business Development Company.  The Buyer is a business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

−

Qualified Institutional Buyers.  The Buyer owned and/or invested on a discretionary basis less than $100,000,000, but it is an entity in which all of the equity owners are qualified institutional buyers.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

[Print Name of Transferee]
By:
Name:
Title:

Date:

________________________

_____________________

1

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificate described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

—

The Buyer owned $_________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

—

The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificate, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser
By:
Name:
Title:

[IF AN ADVISER:]

Print Name of Buyer

Date:  ________________________